August 14, 1996




Mr. Glen Blanscet
Atmos Energy Corporation
P.O. Box 650205
Dallas, Texas 75265


Dear Mr. Blanscet:

     Atmos   Energy  Corporation  (the  "Company")  considers  it

essential to the best interests of its shareholders to foster the

continuous  employment  of key  management  personnel.   In  this

connection, the Board of  Directors of the Company  (the "Board")

recognizes   that,  as  is  the  case  with  many  publicly  held

corporations, the  possibility of a  change in control  may exist and  that such  possibility,  and the  uncertainty and  questions which  it may raise among management, may result in the departure or distraction  of management personnel  to the detriment  of the

Company and its shareholders.

     The Board  has determined  that appropriate steps  should be taken  to reinforce  and  encourage the  continued attention  and dedication  of  members of  the  Company's  management, including yourself,  to their  assigned duties  without distraction  in the face  of potentially  disturbing  circumstances arising  from the possibility of a change in control of the Company.

     In  order to  induce  you to  remain in  the  employ of  the

Company  and in  consideration  of your  agreement  set forth  in

Subsection  2(ii)  hereof,  the  Company agrees  that  you  shall receive the severance benefits set forth in this letter agreement





("Agreement") in the  event your employment  with the Company  is terminated subsequent to a "change in control of the Company" (as defined in  Section 2  hereof) under the  circumstances described below.

     1.   Term of  Agreement.   This Agreement shall  commence on

the date hereof and shall continue in effect through December 31,

1997; provided,  however, that commencing on  January 1, 1998 and each January  1  thereafter, the  term  of this  Agreement  shall automatically  be extended  for one  additional year  unless, not later than July 1 of the  preceding year, the Company shall  have given  notice that  it does  not wish  to extend  this Agreement;

provided,  further, if a change  in control of  the Company shall have occurred  during  the  original or  extended  term  of  this

Agreement, this Agreement shall continue  in effect for a  period of thirty-six (36) months  beyond the month in which  such change in control occurred.

     1.Change  in Control.   (i)   No  benefits shall  be payable

hereunder unless there shall have been a change in control of the

Company, as set  forth below.  For purposes of  this Agreement, a

"change  in control  of  the Company"  shall  be deemed  to  have occurred if (A)  any "person" (as such  term is used  in Sections

13(d)  and 14(d)  of  the Securities  Exchange  Act of  1934,  as

amended (the  "Exchange  Act")), other  than a  trustee or  other fiduciary holding  securities under  an employee benefit  plan of the  Company, is or becomes the "beneficial owner" (as defined in

Rule  13d-3 under the  Exchange Act), directly  or indirectly, of securities of the  Company representing  33 1/3% or  more of  the






combined  voting   power  of   the  Company's   then  outstanding

securities; or  (B) during  any period  of two  consecutive years

(not  including  any  period  prior  to  the  execution  of  this

Agreement),  individuals  who at  the  beginning  of such  period constitute  the Board and any new director (other than a director designated by a person who has entered into an agreement with the

Company to effect a  transaction described in clauses (A)  or (C)

of this Subsection) whose election by the Board or nomination for election  by the Company's shareholders was approved by a vote of at least two-thirds (2/3)  of the directors then still  in office who either were directors at the beginning of the period or whose election or  nomination for election was  previously so approved,

cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger  or consolidation of the  Company with any other  corporation, other than  a merger or consolidation which would result in the  voting securities of the

Company  outstanding  immediately  prior  thereto  continuing  to represent (either by remaining  outstanding or by being converted into voting securities of  the surviving entity) at least  60% of the combined voting power of the voting securities of the Company or  such surviving  entity  outstanding  immediately  after  such merger  or  consolidation, or  the  shareholders  of the  Company approve  a  plan of  complete liquidation  of  the Company  or an agreement for the sale  or disposition by the  Company of all  or substantially all the Company's assets.

          (ii)   For  purposes  of this  Agreement, a  "potential

change  in  control  of the  Company"  shall  be  deemed to  have





occurred  if  (A)  the  Company  enters  into  an  agreement, the consummation  of which would result in the occurrence of a change in control of the Company, (B) any person (including the Company)

publicly announces  an intention  to take  or to consider  taking actions which if consummated would constitute a change in control of the  Company; (C) any  person, other than  a trustee  or other fiduciary holding  securities under  an employee benefit  plan of the  Company, who is or becomes the beneficial owner, directly or indirectly,  of securities  of the  Company representing  9.5% or

more  of  the  combined  voting  power  of  the  Company's   then

outstanding securities,  increases  his beneficial  ownership  of such  securities by 5%  or more over  the percentage so  owned by such  person  on  the date  hereof;  or  (D) the  Board  adopts a resolution  to the effect that, for purposes of this Agreement, a

potential change in  control of  the Company has  occurred.   You

agree  that,  subject  to  the  terms   and  conditions  of  this

Agreement,  in the event of a  potential change in control of the

Company, you will remain in  the employ of the Company  until the earliest  of  (i) a  date  which  is  six  (6) months  after  the occurrence of  such potential change  in control of  the Company,

(ii)  the  termination by  you of  your  employment by  reason of

Disability  or Retirement  (at  your normal  retirement age),  as defined in Subsection 3(i),  or (iii) the occurrence of  a change in control of the Company.

          (iii)     Notwithstanding any other  provision of  this

Agreement,  the definitions set  forth in Sections  2(i) and (ii)

above regarding  change in control of the Company  and  potential






change in control  of the Company  do not  include, and shall not be deemed to include or be applicable to, the merger, or approval by the Company s shareholders of the merger, contemplated  by the

Agreement  and  Plan  of  Reorganization  dated  July  19,  1996,

executed  by  and  between  the  Company  and United  Cities  Gas

Company.

     3.   Termination Following Change in Control.  If any of the

events described in Subsection  2(i) hereof constituting a change of  control shall  have occurred,  you shall  be entitled  to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of your employment during  the term of this Agreement unless such termination is (A) because of your  death, Disability or Retirement, (B) by the Company for Cause, or (C)  by you other than for Good Reason.

          (i)  Disability; Retirement.   If, as a result  of your

incapacity due to physical or mental illness, you shall have been absent from  the full-time  performance of your  duties with  the

Company  for twelve  (12) consecutive  months, and  within thirty

(30) days  after written  Notice  of Termination  (as defined  in

Subsection  (iv) below) is given  you shall not  have returned to the full-time performance of your duties, your employment  may be terminated  for "Disability."  Termination  by the Company or you

of your  employment based on "Retirement"  shall mean termination in  accordance  with the  Company's retirement  policy, including early retirement, generally applicable to its  salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.






          (ii)   Cause.    Termination  by  the Company  of  your

employment  for  "Cause"  shall  mean termination  upon  (A)  the willful  and continued  failure by  you to  substantially perform your  duties  with the  Company  (other  than  any  such  failure resulting from your incapacity due to physical  or mental illness or any such actual or anticipated failure after the issuance of a

Notice  of  Termination by  you for  Good  Reason, as  defined in

Subsections  3(iv)  and  3(iii), respectively)  after  a  written demand for  substantial performance  is delivered  to you  by the

Board, which  demand specifically identifies the  manner in which the Board believes that you have not substantially performed your duties, or (B) the  willful engaging by  you in conduct which  is demonstrably  and materially injurious to the Company, monetarily

or  otherwise.   For  purposes of  this  Subsection, no  act,  or

failure to act,  on your  part shall be  deemed "willful"  unless done, or omitted to be done, by you not in good faith and without reasonable  belief that your action  or omission was  in the best

interest  of the  Company.   Notwithstanding  the foregoing,  you

shall not be deemed to have  been terminated for Cause unless and until  there shall  have  been  delivered  to you  a  copy  of  a resolution  duly adopted by the affirmative vote of not less than three-quarters (3/4) of the  entire membership of the Board  at a meeting  of the  Board called  and held  for such  purpose (after reasonable  notice to  you and  an opportunity for  you, together with your counsel, to be heard before the Board), finding that in the  good faith opinion of  the Board you  were guilty of conduct set forth  above in clauses (A)  or (B) of the  first sentence of





this Subsection and specifying the particulars thereof in detail.

          (iii)     Good  Reason.    You  shall  be  entitled  to

terminate  your employment for Good Reason.  For purposes of this

Agreement, "Good Reason" shall mean, without your express written consent,  the occurrence after a change in control of the Company of  any of  the following  circumstances unless,  in the  case of

Paragraphs (A), (E),  (F), (G),  or (H),  such circumstances  are fully corrected prior to the Date of Termination specified in the

Notice of Termination, as defined  in Subsections 3(v) and 3(iv),

respectively, given in respect thereof:

               (A)  the  assignment   to   you  of   any   duties

     inconsistent with your status  as a senior executive officer of the Company  or a substantial  and adverse alteration  in the nature or status of your responsibilities  from those in effect  immediately prior  to the  change in control  of the

     Company;

               (B)  a  reduction  by the  Company in  your annual

     base salary as  in effect on the date hereof  or as the same may be increased  from time to  time except for  across-the-

     board  salary  reductions  similarly  affecting  all  senior executives  of the Company and all  senior executives of any person in control of the Company;

               (C)  the  Company's  requiring  you  to  be  based

     anywhere other  than the  offices at  which  you were  based immediately prior to  the change in  control of the  Company except for required  travel on the Company's business  to an extent substantially  consistent with your  present business





     travel obligations;                   8

               (D)  the  failure  by  the  Company,  without your

     consent,  to  pay  to  you  any  portion  of   your  current

     compensation   except   pursuant   to  an   across-the-board

     compensation   deferral   similarly  affecting   all  senior

     executives of the Company  and all senior executives of  any person  in control  of the  Company, or  to  pay to  you any portion of an installment of deferred compensation under any deferred compensation  program of the Company,  within seven

     (7) days of the date such compensation is due;

               (E)   the failure  by the  Company to  continue in

     effect  any  compensation  plan,  in  which  you participate immediately prior to  the change in  control of the  Company which is material to your total compensation, including, but not  limited to,  the  Company's  Retirement Plan,  Employee

     Stock Ownership Plan,  Supplemental Executive Benefits  Plan

     and Excess Medical Expense  Insurance Plan or any substitute plans  adopted prior  to the  change in  control, unless  an equitable arrangement (embodied in an ongoing substitute  or alternative plan) has  been made with respect  to such plan,

     or the failure by the Company to continue your participation therein (or  in such  substitute or  alternative plan) on  a basis  not materially less  favorable, both in  terms of the

     amount  of   benefits  provided   and  the  level   of  your

     participation relative to other participants, as  existed at the time of the change in control;

               (F)   the failure  by the  Company to  continue to






     provide  you with  benefits substantially  similar to  those enjoyed  by you  under any  of the  Company's pension,  life insurance, medical, health and accident, or disability plans in which you were participating at the time of the change in control  of the  Company, the  taking of  any action  by the

     Company which would directly or indirectly materially reduce any of such benefits  or deprive you of any  material fringe benefit enjoyed by you at the  time of the change in control of the Company, or the failure by the Company to provide you with  the  number of  paid vacation  days  to which  you are entitled on the basis  of years of service with  the Company in accordance  with the Company's normal  vacation policy in effect at the time of the change in control of the Company;

               (G)  the  failure  of  the  Company  to  obtain  a

     satisfactory  agreement from  any  successor  to assume  and agree to perform this Agreement; or

               (H)  any purported termination of  your employment

     which is  not effected pursuant  to a Notice  of Termination satisfying the  requirements of Subsection  (iv) below (and,

     if applicable, the  requirements of Subsection  (ii) above);

     for   purposes  of   this  Agreement,   no   such  purported

     termination shall be effective.

Your  right  to  terminate   your  employment  pursuant  to  this

Subsection  shall  not  be affected  by  your  incapacity  due to physical or mental illness.  Your  continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.





          (iv) Notice  of Termination.  Any purported termination

of your employment by the Company or by you shall be communicated by written Notice  of Termination  to the other  party hereto  in

accordance  with  Section   7  hereof.    For  purposes  of  this

Agreement,  a "Notice of  Termination" shall mean  a notice which

shall   indicate  the  specific  termination  provision  in  this

Agreement relied upon  and shall set  forth in reasonable  detail the  facts  and circumstances  claimed  to  provide  a basis  for termination of your employment under the provision so indicated.

          (v)  Date of Termination,  Etc.  "Date of  Termination"

shall mean (A)  if your employment is  terminated for Disability,

thirty  (30) days after Notice of  Termination is given (provided that  you shall not have returned to the full-time performance of your duties during such thirty (30) day period),  and (B) if your employment is  terminated for  any reason other  than Disability,

thirty (30) days after Notice of Termination is given.

     4.   Compensation  Upon  Termination  or During  Disability.

Following  a  change in  control of  the  Company, as  defined by

Subsection 2(i), upon termination of your employment or during  a period  of disability  you  shall be  entitled  to the  following benefits:

          (i)  During any  period that  you fail to  perform your

full-time duties with the  Company as a result of  incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with  all compensation payable to you  under any disability plan of the Company until this Agreement is terminated





pursuant  to Subsection 3(i) hereof.  Thereafter, or in the event your employment shall be  terminated by the Company or by you for

Retirement,  or by reason of  your death, your  benefits shall be determined  under the Company's  retirement, insurance  and other compensation programs then in effect in accordance with the terms of such programs.

          (ii)  If  your employment  shall be  terminated by  the

Company  for  Cause  or  by  you  other  than  for  Good  Reason,

Disability, death or  Retirement, the Company shall  pay you your full  base  salary,  and  continue  to  provide  you  with  life,

disability,  accident,  health  insurance  and   other  benefits,

through the Date of Termination at the rate in effect at the time

Notice of Termination is  given, plus all other amounts  to which you  are entitled under any  compensation plan of  the Company at the time  such payments are  due, and the  Company shall have  no further obligations to you under this Agreement.

          (iii)   If  your employment  by  the Company  shall  be

terminated (a) by  the Company other than  for Cause, Retirement,

death or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

               (A)  the  Company  shall  pay you  your  full base

     salary, and  continue to provide you  with life, disability,

     accident, health  insurance and other benefits,  through the

     Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are  entitled under any compensation plan of the Company, at the time such payments are due, except as otherwise provided





     below;                                12

               (B)  in lieu of any further salary payments to you

     for  period  subsequent  to  the Date  of  Termination,  the

     Company  shall  pay  as severance  pay  to  you  a lump  sum severance payment  (the "Severance Payment")  equal to  2.99 times  your "Base Amount", as defined in Section 280G of the

     Internal Revenue Code of 1986 as amended (the "Code").

               (C)  Notwithstanding any other  provision of  this

     Agreement, in the event that any payment or benefit received or  to be  received by  you in  connection with a  change in control of  the Company  (whether pursuant  to the  terms of this Agreement  or any other plan,  arrangement or agreement with  (i) the Company, (ii)  any person whose actions result in a change in control  of the Company, or (iii) any  person affiliated  with  the  Company  or such  person)  (all  such payments and benefits including the Severance Payment, being hereinafter called  Total  Payments ) would  be subject  (in whole or part), to the excise tax imposed under Section 4999 of the  Code (the  Excise Tax ), then  the Severance Payment shall  be reduced to the extent necessary so that no portion of the Total Payments is subject  to the Excise Tax if,  and only in the event  that, the amount of such  Total Payments,

     as so reduced,  (and after  deduction of the  net amount  of federal, state  and local income  tax on such  reduced Total

     Payments)  is greater than the  excess of (i)  the amount of such Total Payments, without reduction (but after  deduction of the net amount of federal,  state and local income tax on






     such  Total Payments), over (ii) the amount of Excise Tax to which  you  would  be  subject  in  respect  of  such  Total

     Payments.    For purposes  of  determining  whether and  the

     extent  to which the Total  Payments will be  subject to the

     Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which  you shall have effectively waived  in writing  prior  to  the date  of  payment  of the  Severance

     Payment  shall be taken into account; (ii) no portion of the

     Total  Payments shall  be taken  into account  which in  the opinion of tax counsel selected by the Company s independent auditors  does not constitute  a  parachute  payment  within the meaning of Section 280G(b)(2) of the Code, (including by reason  of  Section 280G(b)(4)(A)  of  the  Code); (iii)  in calculating  the  Excise  Tax,  no  portion  of  such  Total

     Payments  shall  be  taken into  account  which  constitutes reasonable  compensation  for  services  actually  rendered,

     within  the meaning of Section 280G(b)(4)(B) of the Code, in excess of your base amount (as defined in Section 280G(b)(3)

     of the Code) allocable  to such reasonable compensation; and

     (iv)  the value  of  any non-cash  benefit  or any  deferred payment  or benefit included in the  Total Payments shall be determined by the Company  in accordance with the principles of Sections 280G(d)(3) and (4) of the Code; and

               (D)  the Company  also shall pay to  you all legal

     fees  and expenses  incurred  by you  as  a result  of  such termination (including  all such fees and  expenses, if any,

     incurred in contesting or  disputing any such termination or





     in  seeking  to  obtain  or  enforce  any  right  or benefit provided by  this Agreement  or in  connection with  any tax audit  or  proceeding  to  the extent  attributable  to  the application  of Section 4999 of  the Code to  any payment or benefit provided  hereunder) except  to the extent  that the payment of such  fees and  expenses would not  be, or  would cause any other  portion of  the Total Payments  not to  be,

     deductible by reason of Section 280G of the Code.

          (iv) You shall  not be required to  mitigate the amount

of any payment  provided for in this  Section 4 by  seeking other employment or otherwise, nor  shall the amount of any  payment or benefit  provided for  in  this  Section  4  be  reduced  by  any compensation earned by you as the result of employment by another employer, by  retirement benefits,  by offset against  any amount claimed to be owed by you  to the Company, or otherwise except as specifically provided in this Section 4.

          (v)  In addition  to all  other amounts payable  to you

under  this Section  4, you shall  be entitled to  all rights and benefits provided  to you under  the terms  of any other  plan or agreement between you and the Company.

     5.   Letter of Credit Preceding Termination.  In the event a

potential  change in control of  the Company shall have occurred,

the Company will promptly  (and in no  event more than seven  (7)

days thereafter)  establish an irrevocable letter  of credit (the

"Letter of  Credit")  in your  favor in  an amount  equal to  the amount which  would  be payable  to  you pursuant  to  Subsection

4(iii)  hereof as  if you  were immediately  entitled to  payment





pursuant  thereto,  such  Letter of  Credit  to  be  issued by  a commercial bank which  is not  an affiliate of  the Company,  but which is a national banking association or established  under the laws of one  of the states  of the United  States, and which  has equity in  excess of $100  million (the  "Bank").  The  Letter of

Credit shall  be in form and substance reasonably satisfactory to you and the Company and will provide that the Bank  shall pay you the amount of  your draft, at sight, on presentation  to the Bank of a statement, signed by  you or your authorized representative,

setting forth (i) a statement that pursuant to Subsection  4(iii)

of this Agreement, you are entitled to  payments of not less than the  amount of such  draft, and (ii)  the Date of  Termination of

your  employment.   Each time  you shall  draw on  the  Letter of

Credit, you shall provide the  Company with a copy of such  draft

and the  accompanying statement referred  to above.   The Company

shall maintain the Letter of Credit in effect for a period of two years from the  date on  which it is  issued; provided,  however,

that (i) if during any such two-year period any event shall occur which,  pursuant to  this  Section  5,  would have  required  the

Company  to establish a Letter  of Credit had  none then existed,

then  the Company shall maintain  the Letter of  Credit in effect for  a period of two  years following such  event, unless further extended  pursuant to  this provision,  and (ii)  if a  change in control  of  the  Company shall  occur,  then  the  Company shall maintain  the Letter of  Credit in effect  for a  period of three years following such  change in  control.  During  the period  in which  a Letter  of  Credit is  required  to be  maintained,  the






Company shall,  at six-month  intervals commencing with  the date the Letter of  Credit is established, calculate  the amount which would be payable to  you pursuant to Subsection 4(iii)  hereof as if you were immediately entitled to payment pursuant thereto.  If the  amount exceeds the amount  available to be  drawn upon under the Letter of Credit  then in effect, the Company  shall promptly

(and in  no event later than seven (7) days thereafter) cause the amount payable under the Letter of  Credit to be increased by the amount of such excess.

     The payment  by the  Bank of  the amount  of  your draft  in accordance  with the  terms hereof  and of  the Letter  of Credit shall not  constitute a waiver by  the Company of, or  in any way preclude  the Company from asserting,  any claim against you that

you  are  not entitled  to  some  or all  of  such  payment.   In

addition,  your  drawing  upon the  Letter  of  Credit  shall not constitute  a waiver  by you,  or in  any way  preclude you  from asserting, any claim against the Company that you are entitled to amounts pursuant to this Agreement which were not paid by amounts received under the Letter of Credit.

     6.   Successors; Binding  Agreement.  (i)   The Company will

require any  successor (whether direct or  indirect, by purchase,

merger, consolidation  or otherwise) to all  or substantially all of  the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company  would be required to perform it  if no  such succession had taken  place.  Failure  of the Company to obtain such  assumption and agreement prior  to the effectiveness





of any such succession  shall be a  breach of this Agreement  and shall  entitle you to compensation  from the Company  in the same amount  and  on  the  same terms  as  you  would  be  entitled to hereunder  if  you  terminate  your employment  for  Good  Reason following a change  in control  of the Company,  except that  for purposes  of implementing  the foregoing,  the date on  which any such succession becomes  effective shall  be deemed  the Date  of

Termination.  As used in this Agreement, "Company" shall mean the

Company as hereinbefore defined and any successor to its business and/or assets as  aforesaid which assumes  and agrees to  perform this Agreement by operation of law, or otherwise.

          (ii) This Agreement  shall inure to the  benefit of and

be   enforceable  by  your  personal  or  legal  representatives,

executors,   administrators,  successors,   heirs,  distributees,

devisees  and legatees.  If you should die while any amount would still be payable  to you hereunder if you had  continued to live,

all such amounts, unless otherwise provided herein, shall be paid in accordance with the  terms of this Agreement to  your devisee,

legatee or  other designee or, if  there is no such  designee, to your estate.

     7.   Notice.  For the purpose of this Agreement, notices and

all  other communications provided for  in the Agreement shall be in  writing and  shall be  deemed  to have  been duly  given when delivered  or mailed  by  United States  registered mail,  return receipt  requested, postage prepaid,  addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention






of  the Board with a copy to  the Secretary of the Company, or to such  other address  as either  party may  have furnished  to the other in  writing in accordance  herewith, except that  notice of change of address shall be effective only upon receipt.

     8.   Miscellaneous.   No provision of this  Agreement may be

modified,  waived, or discharged unless such waiver, modification or  discharge is agreed to in writing  and signed by you and such

officer  as  may be  specifically designated  by  the Board.   No

waiver by  either party hereto at  any time of any  breach by the other  party  hereto of,  or  compliance with,  any  condition or provision of this Agreement  to be performed by such  other party shall be deemed a  waiver of similar or dissimilar  provisions or conditions at  the same or at  any prior or subsequent  time.  No agreements  or  representations,  oral or  otherwise,  express or implied, with respect to the subject matter hereof have been made by  either  party  which are  not  expressly  set  forth in  this

Agreement.    The  validity,  interpretation,   construction  and

performance  of this Agreement shall  be governed by  the laws of the State of  Texas.  All references to sections  of the Exchange

Act or  the Code shall be  deemed also to refer  to any successor provisions to such sections.  Any payments provided for hereunder shall be paid  net of any  applicable withholding required  under

federal,  state or  local law.   The  obligations of  the Company

under Section 4 shall  survive the expiration of the term of this

Agreement.

     9.   Validity.   The invalidity or  unenforceability of  any

provision  of this  Agreement shall  not affect  the validity  or






enforceability of  any other  provision of this  Agreement, which shall remain in full force and effect.

     10.  Counterparts.    This  Agreement  may  be  executed  in

several  counterparts, each  of which  shall be  deemed to  be an original  but all of which  together will constitute  one and the same instrument.

          11.  Arbitration.  Any  dispute or controversy  arising

under or  in  connection with  this  Agreement shall  be  settled exclusively by  arbitration in  Dallas, Texas in  accordance with the rules of the American Arbitration Association then in effect.

Judgment  may be entered on  the arbitrator's award  in any court

having  jurisdiction;  provided,  however,  that  you  shall   be

entitled  to seek specific performance  of your right  to be paid until  the Date of Termination during the pendency of any dispute

or  controversy   arising  under  or  in   connection  with  this

Agreement.

     If this  letter  sets forth  our  agreement on  the  subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter  which will then constitute our  agreement on this subject.

                                   Sincerely,

                                   ATMOS ENERGY CORPORATION


                               By_/s/Robert F. Stephens____
                                     Robert F. Stephens
                                     President and
                                       Chief Operating Officer


Agreed to this 14th
day  of August, 1996.





_/s/Glen A. Blanscet___                  20
Glen A. Blanscet